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                                                              Exhibit 99.b.5.a.i

                           AMERICAN AADVANTAGE FUNDS
                              MANAGEMENT AGREEMENT

         AGREEMENT made this 3rd day of April, 1987, by and between AMERICAN AADVANTAGE FUNDS (the "Trust"), and AMR INVESTMENT SERVICES, INC. (the "Manager");

         WHEREAS the Trust, a Massachusetts Business Trust, is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of several series (portfolios) of shares, each having its own investment policies; and

         WHEREAS, the Trust desires to avail itself of the services, information, advice, assistance and facilities of a fund manager and to have a fund manager provide or: perform for it various administrative, management, advisory, statistical, research, asset allocation, portfolio manager selection and other services;and

         WHEREAS, the Manager, an investment adviser registered under the Investment Advisers Act of 1940, as amended, is willing to furnish such services to the Trust with respect to its existing portfolios and such other portfolios as the Trust and the Manager shall agree upon (collectively, the "Portfolios") on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Trust and Manager agree as follows:

         1. Appointment of the Manager. The Trust hereby appoints the Manager to provide management services to the Trust in the manner set forth in
Section 2 of this Agreement, subject to the direction of the Trust's Board of Trustees and officers, for the period in the manner and in the terms hereinafter set forth. The Manager hereby accepts such appointment and agrees during such period to render the services and assume the obligations herein set forth. The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         2. Duties of and Services to be Provided by the Manager. The Manager undertakes to provide the services hereinafter set forth and to assume the following obligations:

                 A.       Corporate Management and Administrative Services.

                          (a)     The Manager shall furnish to the Trust
adequate (i) office space, which may be space within the offices of the Manager or in such other place as may be agreed upon from time-to-time, and (ii) office furnishings, facilities and


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equipment as may be reasonably required for managing and administering the operations and conducting the business of the Trust.

                          (b)     The Manager shall take all necessary steps to
assist the Trust in complying with the securities, tax and other laws and regulations of the United States and the various states and other jurisdictions in which the Trust does business, conducting correspondence and other communications with the shareholders of the Trust, and maintaining or supervising the maintenance of all internal bookkeeping, accounting and auditing services and records in connection with the Trust's investment and business activities. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

                          (c)     The Manager shall employ or provide and
compensate the executive, administrative, secretarial and clerical personnel necessary to supervise the provision of the services set forth in Subparagraph 2(A)(b), and shall bear the expense of providing such services, except as may otherwise be provided in Paragraph 4 of this Agreement. The Manager shall also compensate all Trustees, officers or employees of the Trust who are directors, officers or employees of the Manager or any of its affiliates.

                 B.       Investment Management Services.

                          (a)     The Manager shall have responsibility for the
management and investment of the assets and portfolio securities of each Portfolio, subject to and in accordance with the Declaration of Trust and By-Laws of the Trust as currently in effect, the current investment objectives and policies of each Portfolio, and any directions which the Trust's Board of Trustees may issue to the Manager from time-to-time.

                          (b)     The Manager shall provide a continuous
investment program for each Portfolio, shall revise each such program as necessary, and shall monitor implementation of the program.

                          (c)     The Manager shall oversee the maintenance of
all books and records with respect to the securities transactions of each Portfolio and the keeping of each Portfolio's books of account, and shall provide to the Trust's Board of Trustees such periodic and special reports as the Board may request.

                          (d)     The Manager may delegate any or all of its
duties under this Paragraph 2(B) and Paragraph 3 with respect to any Portfolio to one or more persons or companies ("Advisers"),

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pursuant to an agreement between the Manager and each such Adviser providing such services to a Portfolio ("Investment Advisory Agreement"). Each Investment Advisory Agreement may provide that the Adviser which is a party thereto, subject to the control and supervision of the Trust's Board of Trustees and the Manager, shall have full investment discretion for the affected Portfolio and shall make all determinations with respect to the investment of that Portfolio's assets or any portion thereof specified by the Manager and the purchase and sale of portfolio securities for that Portfolio. Any delegation of duties pursuant to this Paragraph shall comply with any applicable provisions of Section 15 of the 1940 Act, except to the extent permitted by any exemptive order of the Securities and Exchange Commission or similar relief.

                          (e)     The Manager shall evaluate Advisers and shall
advise the Trustees of the Trust of the Advisers which the Manager believes are best suited to invest the assets of each Portfolio; shall monitor and evaluate the investment performance of each Adviser employed by the Manager which manages any portion of a Portfolio's assets; shall allocate the portion of each Portfolio's assets to be managed by each Adviser; shall recommend changes of or additional Advisers when appropriate; shall coordinate the investment activities of the Advisers; and shall compensate the Advisers in the manner specified in each Investment Advisory Agreement.

                          (f)     The Trust shall provide the Manager with a
statement of the investment objectives and policies of each Portfolio and any specific investment restrictions applicable thereto as established by the Trust. The Trust will promptly notify the Manager of any modifications to such objectives, policies or restrictions or of any specific instructions which the Trust's Board of Trustees may adopt.

                 C. Provision of Information Necessary for Preparation of Securities Registration, Statements, Amendments and Other Materials. The Manager will make available and provide to the Trust: (i) financial, accounting and statistical information required by the Trust in the preparation of registration statements, reports and other documents required by federal securities laws and the securities laws of the states and other jurisdictions in which the Trust's shares are sold; (ii) such information as the Trust may reasonably request for use in the preparation of registration statements, reports and other documents required by federal securities laws and the securities laws of the states and other jurisdictions in which the Trust's shares are sold; and (iii) such information as the Trust may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the distribution of the Trust's shares.

                 D. Other Obligations and Services. The Manager shall make available its officers and employees to the Trustees and officers of the Trust for consultation and discussions regarding the administration and management of the Trust and its investment activities.

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         3.      Execution and Allocation of Portfolio Transactions.

                 A. The Manager, subject to the control and direction of the Trust's Board of Trustees, shall have authority and discretion to select brokers and dealers to execute portfolio transactions for each Portfolio, and for the selection of the markets on or in which the transactions will be executed.

                 B. In acting pursuant to Subparagraph 3(A) of this Agreement, the primary objective of the Manager shall be to obtain the best net price and most favorable execution of its orders for the Trust. However, this responsibility shall not be deemed to obligate the Manager to solicit competitive bids for each transaction, and the Manager shall have no obligation to seek the lowest available commission cost to the Trust, so long as the Manager determines that the broker or dealer is able to obtain the best price on a particular transaction and that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available by the broker to the Manager viewed in terms of either that particular transaction or of the Manager's overall responsibility to the Trust or its other clients. Accordingly, the Trust and the Manager agree that the Manager and the Advisers may select brokers and dealers for the execution of the Trust's portfolio transactions from among:

                          (a)     Those brokers and dealers who provide
brokerage and research services or statistical quotations and other information to the Trust, including the quotations necessary to determine the value of each Portfolio's net assets, in such amount as may reasonably be required in light of such services; and

                          (b)     Those brokers and dealers who supply
brokerage and research services to the Manager or the Advisers of any Portfolio which relate directly to the portfolio securities, actual or potential, of the Portfolio, or which place the Manager or Advisers in a better position to make decisions in connection with the management of the Portfolio's assets, whether or not such data may also be useful to the Manager and its affiliates, or the Advisers and their affiliates, in managing other Portfolios or advising other clients, in such amount as may reasonably be required.

                 C. The Manager shall provide such reports to the Trust as may reasonably be requested by the Trust's Board of Trustees of the total brokerage business placed and the manner in which the allocation of brokerage transactions has been accomplished.

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                 D.       The Manager agrees that no investment decision will
be made or influenced by a desire to provide brokerage for allocation in accordance with the foregoing, and that the right to make such allocation of brokerage shall not interfere with the Manager's primary duty to obtain the best net price and execution for the Trust.

                 E. The Manager agrees that no securities of any Portfolio will be purchased from or sold to the Manager or any of its affiliates except in accordance with the 1940 Act and rules thereunder.

         4. Expenses of the Trust. It is understood that the Trust will pay all of its expenses other than those expressly assumed by the Manager herein, which expenses payable by the Trust shall include: expenses of all audits by independent public accountants; expenses of each transfer agent, registrar, dividend disbursing agent, shareholder recordkeeping agent and custodian (including recordkeeping services provided by each custodian); expenses of obtaining quotations for calculating the value of each Portfolio's net assets; salaries and other compensation of any of the Trust's officers and employees, who are not officers, directors or employees of the Manager or its affiliates; taxes and the preparation of the Fund's tax returns; brokerage fees and commissions in connection with the purchase and sale of portfolio securities for each Portfolio; costs, including the interest expense, of borrowing money; costs and/or fees incident to meetings of the Trust's shareholders, Board of Trustees and any committees thereof, the preparation and mailing of prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence as a Massachusetts business trust, and the registration of Trust shares with federal and other securities authorities as required; legal fees, including the legal fees related to the registration and continued qualification of the Trust's shares for sale and fees of separate counsel; for the Trust's independent Trustees, costs of printing any stock certificates representing shares of the Trust, trustees' fees and expenses of Trustees who are not directors, officers or employees of the Manager or any of its affiliates; costs of the fidelity bond required by Section 17(g) of the 1940 Act and any other insurance premiums; and any extraordinary expenses of a non-recurring nature.

         5. Activities and Affiliates of the Manager. The services of the Manager hereunder are not to be deemed exclusive, and the Manager and any of its affiliates shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby. Subject to and in accordance with the Declaration of Trust and By-Laws of the Trust as currently in effect and the 1940 Act and the rules thereunder, it is understood that the Trustees, officers, agents and shareholders of the Trust are or may be interested in the Manager or its affiliates as directors, officers, agents or stockholders of the Manager or its affiliates; directors, officers, agents and stockholders of the Manager or its affiliates are or may be interested in the Trust as Trustees, officers, agents,


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shareholders or otherwise; the Manager or its affiliates may be interested in the Trust as shareholders or otherwise; and the effect of any such interests shall be governed by said Declaration of Trust, By-Laws and the 1940 Act and the rules thereunder.

         6. Compensation of the Manager. In consideration of the Manager's services as specified in this Agreement, the Manager shall receive a fee as specified in the Schedule(s) attached hereto. Such fee constitutes the Manager's compensation solely with respect to the investment advisory and portfolio allocation services performed pursuant Paragraphs 2(B) and 3 of this Agreement. In addition, the Trust acknowledges that the Manager will charge, and expressly authorizes the Manager to charge, a Shareholder Fee to each investor in Trust pursuant to Shareholder Service Agreements entered into between the Manager and each Investor. The shareholder Fee represents the Manager's compensation for all services performed under this Agreement other than investment advisory and portfolio allocation services specified in Paragraphs 2(B) and 3.

         7. Liabilities of the Manager. In the absence of willful misfeasance or bad faith, gross negligence or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of or connected with rendering services hereunder. Any person, even though also an officer, director, employee or agent of Manager, who may be or become a Trustee, officer, employee or agent of the Trust shall be deemed, when rendering services to the Trust or acting with respect to any business of the Trust, to be rendering such services to or acting solely for the Trust and not as an officer, director, employee or agent or one under the control of the Manager even though paid by it.

         8. Renewal and Termination. This Agreement shall become effective on the date written above and, unless sooner terminated as provided herein, shall continue in effect for two years. This Agreement may be continued annually thereafter for successive one year periods, provided that such continuance is specifically approved at least annually with respect to any Portfolio, (a) by a vote of a majority of the outstanding voting securities of that Portfolio, or (b) by a vote of a majority of the Trustees of the Trust, and, in either case by a majority of the Trustees who are not parties to this Agreement or interested persons of any parties to this Agreement (other than as Trustees of the Trust) cast in person at a meeting called for the purpose of voting on this Agreement. Notwithstanding the foregoing, this Agreement may be terminated at any time with respect to any Portfolio by either party hereto, without payment of any penalty, on sixty (60) days' written notice, by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of that Portfolio and will terminate automatically in the event of its assignment. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postpaid to the other


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party to this Agreement at its principal place of business. As used in this
Agreement the terms "assignment," "interested person," and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act.

         9. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         10. Governing Law. To the extent that state Law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of The State of Texas.


         11. Notice. Notice hereby is given that the Trust's Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts and that the Declaration of Trust and this Agreement are executed by the Trust's Trustees and/or officers in their capacities as Trustees and/or officers, and the obligations of the Declaration of Trust and this Agreement are not binding upon any of them or the Shareholders individually; rather, they are binding only upon the assets and property of the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.



                                      AMERICAN AADVANTAGE FUNDS

                                      By      /s/ William F. Quinn
                                              -------------------------------
                                              William F. Quinn
                                              Title President
                                                    -------------------------




                                      AMR INVESTMENT SERVICES, INC.

                                      By      /s/ M. E. Devine
                                              -------------------------------
                                              Matthew E. Devine
                                              Title Vice President & Treasurer
                                                    --------------------------



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                                   Schedule A
                                     to the
                              Management Agreement
                                    between
                         AMR Investment Services, Inc.
                                      and
                           American AAdvantage Funds


As compensation pursuant to section 6 of the Management Agreement between AMR Investment Services, Inc. and American AAdvantage Funds, American AAdvantage Funds shall pay to AMR Investment Services, Inc. an annualized fee equal to the sum of (i) .15% of the net assets of the American AAdvantage Money Market Fund; and (ii) .05% of the net assets of the American AAdvantage Balanced, Equity and Fixed Income Funds, plus all fees payable by the Manager with respect to such Funds pursuant to any Investment Advisory Agreement entered into pursuant to Paragraph 2(B)(d) of said Management Agreement. The above described compensation shall be calculated and accrued daily and be payable monthly.




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